UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 24, 2011

UV FLU TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53306	98-0496885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 125 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 691-1188

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K, dated January 24, 2011, filed by UV Flu Technologies, Inc. (the “Company”) on January 28, 2011 (the “Original Report”).  The Original Report was filed to report the completion of the Company’s acquisition of RxAir Industries, LLC, a Nevada limited liability company (“RxAir”).  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  The Company hereby amends the Original Report in order to provide the required financial information.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The historical financial statements of RxAir for the year ended December 31, 2009, and for the nine-month period ended September 30, 2010, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated condensed combined financial statements of the Company for the year ended September 30, 2010, giving effect to the acquisition of RxAir are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(c) Shell Company Transactions.

          Not applicable.

 (d) Exhibits.

Exhibit No.	Exhibit Description

99.1	The historical audited financial statements of RxAir Industries, LLC for the year ended December 31, 2009 and for the nine-month period ended September 30, 2010
99.2
The unaudited pro forma consolidated condensed combined financial statements of UV Flu Technologies, Inc. for the year ended September 30, 2010, giving effect to the acquisition of RxAir Industries, LLC

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UV FLU TECHNOLOGIES, INC.
a Nevada Corporation

Dated: February 7, 2011	/s/ John J. Lennon
John J. Lennon
President, Chief Executive Officer and Chief Financial Officer

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